CROUCH,  BIERWOLF & CHISHOLM
                         Certified Public Accountants
                         50 West Broadway, Suite 1130
                          Salt Lake City, Utah 84101
                            Office (801) 363-1175
                              Fax (801) 363-0615



June 15, 2000

Securities and Exchange Commission
Washington, D.C. 20549

RE: Interactive Marketing Technology, Inc.

Dear Sirs:

We have reviewed Item 3 - Change in and disagreements with accountants, of the Form 10-SB. We are in agreement with the statements presented therein so far as statements pertain to Crouch, Bierwolf & Chisholm.

Sincerely,

/s/ Crouch, Bierwolf & Chisholm

Crouch, Bierwolf & Chisholm